Exhibit 99.2

ASC 606 Impact to Previously Reported Results

FireEye, Inc. adjusted its condensed consolidated financial statements from amounts previously reported due to the adoption of ASC 606. Select condensed consolidated income statement items and balance sheet items, which reflect the adoption of ASC 606, are as follows (in thousands):

Three months ended March 31, 2017
	As Previously Reported	Impact of Adoption	As Adjusted
Revenue	$ 173,738	$ 11,021	$ 184,759
Deferred revenue 3/31/17	$ 632,185	$ 255,775	$ 887,960
Deferred revenue 12/31/16	$ 653,516	$ 274,233	$ 927,749
Change in deferred revenue	$ (21,331)	$ (18,458)	$ (39,789)

Billings	$ 152,407	$ (7,437)	$ 144,970

Three months ended June 30, 2017
	As Previously Reported	Impact of Adoption	As Adjusted
Revenue	$ 185,472	$ 6,250	$ 191,722
Deferred revenue 6/30/17	$ 618,736	$ 251,084	$ 869,820
Deferred revenue 3/31/17	$ 632,185	$ 255,775	$ 887,960
Change in deferred revenue	$ (13,449)	$ (4,691)	$ (18,140)

Billings	$ 172,023	$ 1,559	$ 173,582

Three months ended September 30, 2017
	As Previously Reported	Impact of Adoption	As Adjusted
Revenue	$ 189,603	$ 7,763	$ 197,366
Deferred revenue 9/30/17	$ 630,813	$ 244,524	$ 875,337
Deferred revenue 6/30/17	$ 618,736	$ 251,084	$ 869,820
Change in deferred revenue	$ 12,077	$ (6,560)	$ 5,517

Billings	$ 201,680	$ 1,203	$ 202,883

Three months ended December 31, 2017
	As Previously Reported	Impact of Adoption	As Adjusted
Revenue	$ 202,273	$ 3,528	$ 205,801
Deferred revenue 12/31/17	$ 670,744	$ 239,356	$ 910,100
Deferred revenue 9/30/17	$ 630,813	$ 244,524	$ 875,337
Change in deferred revenue	$ 39,931	$ (5,168)	$ 34,763

Billings	$ 242,204	$ (1,640)	$ 240,564